[DocX971]
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
INLAND RETAIL REAL ESTATE TRUST, INC.
(Exact name of registrant as specified in its charter)
Maryland		            36 - 4246655
(State of incorporation or organization)	(I.R.S. Employer Identification
                                                       No.)
2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of principal executive offices, including zip code)
If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. "
If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.     / X/
Securities Act registration statement file number to which this Form relates: 333-64391
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class
to be so registered:
Name of each exchange on which
each class is to be registered:
None
None

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.01 par value
(Title of class)


Item 1.  Description of Registrant's Securities to be Registered.
Reference is made to the information set forth under the caption entitled "Description of Securities" of the Registrant's Prospectus, constituting a part of Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-64391) filed by the Registrant with the Securities and Exchange Commission on February 2, 2000, which is incorporated herein by reference.
Item 2.  Exhibits.
Below are the exhibits filed as a part of this Registration Statement:
1. 	Second Articles of Amendment and Restated Charter of Inland Retail Real
Estate Trust, Inc. (Included as Exhibit 3.1 to Amendment No. 3 to the Registrant's Registration Statement on Form S-11 filed on February 9, 1999 (File No. 333-64391) and incorporated herein by reference).
2. 	Amended and Restated Bylaws of the Inland Retail Real Estate Trust,
Inc. (Included as Exhibit 3.2 to Amendment No. 2 to the Registrant's Registration Statement on Form S-11 filed on January 28, 1999 (File No. 333-64391) and incorporated herein by reference).
3. 	Form  of  Agreement  of Limited Partnership  of  Inland Retail Real
Estate Limited Partnership. (Included as Exhibit 4.1 to Amendment No. 1 to the Company's Registration Statement on Form S-11 filed on January 7, 1999 (File No. 333-64391) and incorporated herein by reference.)
4.	Specimen Stock Certificate of the security being registered (Included as Exhibit 4.2 to the Registrant's Registration Statement on Form S-11 filed on September 28, 1998 (File No. 333-64391) and incorporated herein by reference).
5.	Form  of  Agreement  dated March, 1999  between  Inland Retail  Real
Estate Trust, Inc. and Inland Real Estate Investment Corporation relating to payment of the reasonably estimated cost to prepare and mail a notice to stockholders of any special meeting of stockholders requested by the stockholders. (Included as Exhibit 10.7 to Amendment No. 4 to the Company's Registration Statement on Form S-11 filed on February 10, 1999 (File No. 333 -64391) and incorporated herein by reference.)



SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated:  April 20, 2000
INLAND RETAIL REAL ESTATE TRUST, INC.

By:  	/s/ Robert D. Parks
						Robert D. Parks
Chairman and Chief Executive Officer




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Doc. No.:  463511